Exhibit 23.1
                                                            ____________


                           CONSENT OF INDEPENDENT AUDITORS


               We consent to the incorporation by reference in this Registration Statement on Form S-8 of Advanced NMR Systems, Inc. (the "Company") of our report dated November 29, 1995 on the consolidated financial statements of the Company for the nine months ended September 30, 1995 and for each of the years in the two-year period ended December 31, 1994 appearing in the Company's Annual Report on Form 10-K for the transition period from January 1, 1995 to September 30, 1995.



          /s/ Richard A. Eisner & Company, LLP

          Cambridge, Massachusetts
          February 27, 1996